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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into previously filed Registration Statements on Form S-8 (File No. 333-30565, 333-32777, and 333-68131) pertaining to the Arch Coal, Inc. Stock Incentive Plan, the Arch Coal, Inc. Employee Thrift Plan, and the Arch Coal, Inc. Deferred Compensation Plan.



/s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP





St. Louis, Missouri
February 26, 1999